Exhibit 7 to Form T-1


                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                     at the close of business June 30, 1999,
                  in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

DOLLAR AMOUNTS
                     ASSETS                                          IN MILLIONS
Cash and balances due from depository institutions:
     Noninterest-bearing balances and
     currency and coin ...........................................     $ 13,119
     Interest-bearing balances ...................................        6,761
Securities:  .....................................................
Held to maturity securities.......................................          892
Available for sale securities.....................................       42,965
Federal funds sold and securities purchased under
     agreements to resell ........................................       32,277
Loans and lease financing receivables:
     Loans and leases, net of unearned income      $130,602
     Less: Allowance for loan and lease losses        2,551
     Less: Allocated transfer risk reserve ....           0
                                                  ----------
     Loans and leases, net of unearned income,
     allowance, and reserve ......................................      128,051
Trading Assets ...................................................       41,426
Premises and fixed assets (including capitalized
     leases)......................................................        3,190
Other real estate owned ..........................................           28
Investments in unconsolidated subsidiaries and
     associated companies.........................................          182
Customers' liability to this bank on acceptances
     outstanding .................................................          901
Intangible assets ................................................        2,010
Other assets .....................................................       14,567
                                                                         ------
TOTAL ASSETS .....................................................     $286,369
                                                                      =========

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                                   LIABILITIES

Deposits
     In domestic offices .......................................              $101,979
     Noninterest-bearing ............................... $42,241
     Interest-bearing ..................................  59,738
     In foreign offices, Edge and Agreement
     subsidiaries and IBF's ................................................... 76,395
     Noninterest-bearing ..............................  $ 4,645
     Interest-bearing .................................   71,750

Federal funds purchased and securities sold under
agreements to repurchase ...................................................... 36,604
Demand notes issued to the U.S. Treasury ........................                1,001
Trading liabilities ..........................................................  30,287

Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
     With a remaining maturity of one year or less ...........                   3,606
     With a remaining maturity of
     more than one year through three years.................................        14
     With a remaining maturity of more than three years.......................      91
Bank's liability on acceptances executed and outstanding                           901
Subordinated notes and debentures .....................................          5,427
Other liabilities .........................................................     11,247

TOTAL LIABILITIES ...........................................................  267,552
                                                                               -------

                                 EQUITY CAPITAL

Perpetual preferred stock and related surplus..................................      0
Common stock ..................................................................  1,211
Surplus  (exclude all surplus related to preferred stock)...................... 11,016
Undivided profits and capital reserves .................................         7,317
Net unrealized holding gains (losses)
on available-for-sale securities ............................................     (743)
Accumulated net gains (losses) on cash flow hedges...........................        0
Cumulative foreign currency translation adjustments .........                       16
TOTAL EQUITY CAPITAL ........................................................   18,817
                                                                             ---------
TOTAL LIABILITIES AND EQUITY CAPITAL ......................................   $286,369
                                                                            ==========
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I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                               JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

                               WALTER V. SHIPLEY        )
                               WILLIAM B. HARRISON, JR. )  DIRECTORS
                               FRANK A. BENNACK, JR.    )
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